United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2009
Chesapeake Utilities Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
909 Silver Lake Boulevard, Dover, Delaware 19904
(Address of principal executive offices, including Zip Code)
(302) 734-6799
(Registrant’s Telephone Number, including Area Code)
(Former name, former address and former fiscal year, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 17, 2009, Chesapeake Utilities Corporation, a Delaware corporation (“Chesapeake”), and its wholly owned subsidiary, CPK Pelican, Inc., a Florida corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Florida Public Utilities Company, a Florida corporation (“Florida Public Utilities”), pursuant to which Merger Sub will, subject to the terms and conditions of the Merger Agreement, merge with and into Florida Public Utilities (the “Merger”), with Florida Public Utilities continuing as the surviving corporation and operating as a wholly owned subsidiary of Chesapeake under the name “Florida Public Utilities Company.” Chesapeake’s and Florida Public Utilities’ Boards of Directors have unanimously approved the Merger Agreement; however, the Merger is subject to approval by Chesapeake’s and Florida Public Utilities’ stockholders, approval by certain regulatory authorities and other customary closing conditions. The parties intend the Merger to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder. The following description of the Merger Agreement and the Merger is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.
Share Exchange
Subject to the terms and conditions of the Merger Agreement, upon the closing of the Merger, Chesapeake will issue shares of its common stock in exchange for all of the outstanding shares of common stock of Florida Public Utilities based upon an exchange ratio of 0.405. Accordingly, Florida Public Utilities’ common stockholders will receive approximately 2.48 million shares of Chesapeake’s common stock in the exchange. Based on the average of Chesapeake’s closing stock price for the fifteen trading days prior to April 15, 2009, the transaction has a value of $12.20 per share of Florida Public Utilities’ common stock. Prior to the effective time of the Merger, Florida Public Utilities will redeem all of its outstanding shares of preferred stock at the redemption prices set forth in the terms of the preferred stock which is outstanding, together with all dividends accrued and unpaid to the date of such redemption.
Representations and Warranties
The Merger Agreement contains customary representations and warranties by each party to the Merger Agreement. The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other party to the Merger Agreement and should not be relied upon by any other person or entity for any purpose whatsoever. In addition, such representations and warranties: (a) have been qualified by information contained in confidential disclosure schedules made to the other party in connection with the Merger Agreement, and such disclosure schedules contain information that modified, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement, (b) will not survive consummation of the Merger and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement except as a result of a knowing breach as of the date of the Merger Agreement, (c) are subject to certain materiality qualifications which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (e) may have been included in the Merger Agreement for the purpose of allocating risk between Chesapeake and Florida Public Utilities rather than establishing matters as facts. Accordingly, investors, shareholders and other persons should not rely on such representations or warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Chesapeake’s public disclosures.

Covenants
The Merger Agreement also contains customary covenants by each party to the Merger Agreement. Such covenants include, among others, (a) covenants for the parties to operate their respective businesses in the ordinary course, (b) covenants limiting or restricting the applicable party from engaging in the following: (i) certain acquisitions of assets or equity interests of third parties, including acquisitions by merger or consolidations with third parties; (ii) certain sales, leases, licenses, encumbrances or other dispositions of certain assets; (iii) making certain loans, advances or capital contributions to third parties; (iv) creating, incurring, assuming or suffering to exist certain indebtedness, debt securities, guarantees, loans or advances not in existence on the date of the Merger Agreement, subject to certain exceptions with respect to Chesapeake and its subsidiaries; and (c) covenants prohibiting the declaration or payment of dividends or distributions on or the making of other distributions in respect of any of the parties’ capital stock, except the declaration and payment of regular quarterly cash dividends in amounts consistent with past practice (subject to normal increases consistent with past practice) with usual record and payment dates for such dividends in accordance with past dividend practice. Chesapeake and Florida Public Utilities have agreed that, notwithstanding section (c) above, they will coordinate with the other with respect to the payment of dividends on their respective common stock, including the determination of the record dates and payment dates related thereto, so that the holders of Chesapeake common stock or Florida Public Utilities common stock would not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of common stock or any shares of Chesapeake common stock that any such holder receives in exchange for Florida Public Utilities common stock in the Merger.
S-4 Registration Statement/Joint Proxy Statement and Prospectus/Stockholder Meetings
Chesapeake and Florida Public Utilities have each agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) a mutually acceptable Joint Proxy Statement/Prospectus and Chesapeake has agreed to prepare and file with the SEC a registration statement on Form S-4 to register the shares that it will issue to Florida Public Utilities’ stockholders in connection with the Merger. Each party also agreed to cause a stockholder meeting to be held as promptly as practicable after the SEC has declared the Form S-4 effective to consider approval of the Merger and the other transactions contemplated by the Merger Agreement.
The Merger Agreement provides that the Florida Public Utilities’ Board of Directors shall recommend adoption of the Merger Agreement by Florida Public Utilities’ stockholders and that neither the Board of Directors nor any committee thereof shall (a) (i) withdraw, qualify or modify in any manner adverse to Chesapeake, or publicly propose to withdraw, qualify or modify in any manner adverse to Chesapeake, the approval, recommendation or declaration of advisability by such Board of Directors or any such committee thereof of the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement or (ii) recommend, adopt or approve, or publicly propose to recommend, adopt or approve, any alternative business combination transaction proposal (any such action described in this Section (a) being a “Recommendation Change”) or (b) approve or recommend, or publicly propose to approve or recommend, or, except in conjunction with exercising its right to terminate the Merger Agreement pursuant to the provisions thereof, allow Florida Public Utilities or any of its subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, purchase agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to any alternative business combination transaction proposal, except that at any time prior to obtaining the approval by the Florida Public Utilities’ stockholders, the Florida Public Utilities’ Board of Directors may make a Recommendation Change if the Board of Directors determines in good faith (after consultation with outside counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to the Florida Public Utilities’ stockholders under applicable law and the Board of Directors follows the procedures in doing so as set forth in the Merger Agreement. Even if a Recommendation Change is made, the Merger Agreement shall be submitted to the Florida Public Utilities’ stockholders at the stockholders’ meeting for the purpose of obtaining the stockholder approval unless the Merger Agreement has been terminated pursuant to terms of the Merger Agreement.
Conditions to Closing
Consummation of the Merger is subject to customary conditions, including, among others, (a) the approval of the stockholders of each of Chesapeake and Florida Public Utilities, (b) the absence of any material adverse effect, (c) the expiration or termination of the applicable Hart-Scott-Rodino Act waiting period, (d) the absence of any order or injunction prohibiting the consummation of the Merger, (e) the effectiveness of the registration statement of Chesapeake filed on Form S-4, (f) the approval of the listing of the shares of Chesapeake common stock to be issued in the Merger on the New York Stock Exchange, (g) the accuracy of the parties’ respective representations and warranties as set forth in the Merger Agreement, except where the failure of a party’s representations and warranties to be true and correct has not had and is not reasonably likely to have a material adverse effect, (h) the receipt of a legal opinion stating, among other things, that the Merger will constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and (i) the receipt of all approvals or reviews required by federal and state regulatory authorities, including the necessary state public service and utility commissions.
Non-Solicitation
Florida Public Utilities has also agreed, among other covenants related to potential alternative business combination transactions, not to solicit or initiate any inquiry or any proposal or offer relating to any alternative business combination transactions, and not to enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions, except as expressly permitted under, and in accordance with the terms of, the Merger Agreement. Florida Public Utilities and its Board of Directors is permitted to engage in discussions or negotiations with, and provide information to, any person in response to an unsolicited bona fide written alternative business combination transaction proposal if, among other conditions, (a) the Florida Public Utilities stockholders’ meeting has not occurred, (b) the Board of Directors has determines in good faith (i) after consultation with its independent financial advisor, that such transaction proposal is a superior proposal to, or there is a reasonable likelihood that such transaction proposal could result in a superior proposal to that of Chesapeake, and (ii) after consultation with its outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, and (c) prior to providing any information or data to any person or entering into discussions or negotiations with any person, Florida Public Utilities notifies Chesapeake promptly of such inquiries, proposals or offers received by, or any such discussions or negotiations sought to be initiated or continued with, any of the directors, officers, employees, agents or representatives of Florida Public Utilities or any of its subsidiaries indicating, in connection with such notice, the material terms and conditions of any inquiries, proposals or offers, provided that such notice shall not be required to contain any information the provision of which the Board of Directors determines in good faith, after consultation with its outside legal counsel, would be reasonably likely to be inconsistent with its fiduciary duties under applicable law. Under the Merger Agreement, in order for an alternative business combination transaction proposal to be a superior proposal it must be an unsolicited bona fide written offer made by a third party in respect of a transaction (or series of related transactions) that if consummated would result in such third party acquiring, directly or indirectly, more than 50% of the voting power of the Florida Public Utilities common stock or more than 50% of the assets of Florida Public Utilities and its subsidiaries, taken as a whole, which transaction the Florida Public Utilities Board of Directors determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) (i) to be more favorable from a financial point of view to its stockholders than the Merger (taking into account the person making the offer, the terms and conditions of such offer and the Merger Agreement (including any changes to the financial terms of the Merger Agreement proposed by Chesapeake in response to such offer or otherwise), as well as any other factors deemed relevant by the Florida Public Utilities’ Board of Directors) and (ii) reasonably capable of being financed and completed, taking into account all financial, legal, regulatory, timing and other aspects of such proposal deemed relevant by the Florida Public Utilities’ Board of Directors.
Termination Rights
The Merger Agreement contains certain termination rights for both Chesapeake and Florida Public Utilities, including the right of either party to terminate the Merger Agreement if (a) the Merger has not been consummated by January 31, 2010; (b) if stockholders’ meetings are held but approval of the Merger by Chesapeake’s or Florida Public Utilities’ stockholders is not obtained; or (c) a governmental entity shall have issued an order or taken other action that prohibits the actions contemplated by the Merger Agreement.
Chesapeake may, subject to certain conditions, terminate the Merger Agreement in the event that (i) Florida Public Utilities breaches any representation or warranty or fails to perform any covenant or agreement set forth in the Merger Agreement or any of its representations or warranties have become untrue, and such breach is not cured within any applicable cure period, (ii) there is a material adverse change with respect to Florida Public Utilities, or (iii) there is a Recommendation Change.
Florida Public Utilities may, subject to certain conditions, terminate the Merger Agreement in the event that (i) Chesapeake or Merger Sub breaches any representation or warranty or fails to perform any covenant or agreement set forth in the Merger Agreement or any of their representations or warranties have become untrue, and such breach is not cured within any applicable cure period, (ii) there is a material adverse change with respect to Chesapeake, or (iii) Florida Public Utilities’ Board of Directors authorizes Florida Public Utilities, following a determination by the Board of Directors in good faith (after consultation with outside counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to Florida Public Utilities’ stockholders under applicable law, to enter into a binding written agreement concerning a transaction that constitutes a superior proposal (a “Superior Proposal Acceptance”), if (A) Florida Public Utilities notifies Chesapeake in writing that it intends to enter into such an agreement, and (B) Chesapeake does not make, within three business days of receipt of Florida Public Utilities’ written notification of its intention to enter into a binding agreement for such superior proposal, an offer that the Florida Public Utilities’ Board of Directors determines, in good faith after consultation with a financial advisor of nationally recognized reputation, is at least as favorable to the Florida Public Utilities’ stockholders as such superior proposal.
If the Merger Agreement is terminated because of a Recommendation Change or a Superior Proposal Acceptance, or under certain other circumstances described in the Merger Agreement, Florida Public Utilities shall pay to Chesapeake a termination fee equal to $3.4 million on the first business day following the date of termination of the Merger Agreement.
Management and Board Oversight
Upon completion of the Merger, it is anticipated that John R. Schimkaitis, President and Chief Executive Officer for Chesapeake, will become Chairman and Chief Executive Officer of the surviving corporation to be operated as “Florida Public Utilities Company.” Other officers of the surviving corporation will include Charles L. Stein and George M. Bachman, as well as Chesapeake’s current corporate officers. Mr. Stein and Mr. Bachman are currently the Chief Operating Officer and Chief Financial Officer, respectively, of Florida Public Utilities, and will continue in such roles in the surviving corporation following the Merger. Two members of Florida Public Utilities’ current Board of Directors will be appointed to Chesapeake’s Board of Directors. Ralph J. Adkins, Chairman of the Chesapeake’s Board of Directors will continue to serve as Chesapeake’s Chairman following the Merger. The surviving corporation’s Board of Directors will include the same slate of directors as Chesapeake’s Board as modified as described above.
Florida Public Utilities Change of Control and Employment Arrangements and Agreements
At the effective time of the Merger, John T. English will retire as Chairman of the Board, President and Chief Executive Officer of Florida Public Utilities. As a result of the Merger and his associated retirement, Mr. English will receive a single lump sum cash change in control payment in the amount of $780,000 as of the effective time of the Merger. To assist in the integration of the two companies, Chesapeake’s Board of Directors will retain Mr. English as a consultant upon the closing of the Merger for up to twenty-four months thereafter. Mr. English’s Consulting Agreement provides for up to 400 hours of consulting services per year at mutually agreeable times as requested by Chesapeake’s Board. During the term of the Consulting Agreement, Mr. English shall be paid a consulting fee of $8,500 per month for each month, or portion thereof, that he provides consulting services.
After the Merger, Mr. Stein and Mr. Bachman will be retained by the surviving corporation in their roles as Chief Operating Officer and Chief Financial Officer, respectively. Mr. Stein and Mr. Bachman have entered into amended and restated employment agreements which will become effective upon consummation of the Merger (hereinafter referred to as the “Stein Employment Agreement” and the “Bachman Employment Agreement,” respectively). Pursuant to the amended and restated agreements, Mr. Stein and Mr. Bachman will be paid stay bonuses of $575,000 and $520,000, respectively, in conjunction with their continuing roles as of the effective time of the Merger. The Stein Employment Agreement and the Bachman Employment Agreement include standard Chesapeake change in control provisions and covenants regarding confidentiality and non-solicitation and retain the compensatory arrangements that exist in their current employment agreements with Florida Public Utilities, including base salary and bonus program provisions. Both the Stein Employment Agreement and the Bachman Employment Agreement provide for a three-year term of employment commencing upon consummation of the Merger.

Under the amended and restated employment agreements, if Mr. Stein or Mr. Bachman terminate employment with “good reason” during the employment term, then he will receive a lump sum payment equal to the sum of the base salary and incentive bonus that would be payable over the balance of the employment term, if any. The amount of the annual incentive bonus award for this purpose will be based on the highest award actually received during the employment term if the amount is otherwise undetermined for any portion of the employment term. He will also be provided with the same employment benefits for the balance of the employment term, to the extent permitted by applicable law. In addition, if there is a change in control of Chesapeake during the employment term, it will be automatically extended for an additional three-year term (“extended term”). If the employment agreement is terminated by Chesapeake during any such extended term without “good cause”, Mr. Stein or Mr. Bachman will be entitled to a lump sum severance payment equal to three times the sum of his annual base salary plus average short and long term bonuses received over the prior three years, and the present value of additional benefits that would have been paid under the applicable retirement plans if he had continued employment through the extended term. The total amount payable under this provision is subject to reduction, however, if necessary to avoid triggering an “excess parachute payment” excise tax under the Internal Revenue Code.
Additional Information and Where to Find It
In connection with the proposed Merger, Chesapeake’s registration statement on Form S-4, which will include a Joint Proxy Statement of Chesapeake and Florida Public Utilities and a prospectus, as well as other materials, will be filed with the SEC. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CHESAPEAKE, FLORIDA PUBLIC UTILITIES AND THE PROPOSED MERGER. Investors will be able to obtain free copies of the registration statement and proxy statement/prospectus (when available) as well as other filed documents containing information about Chesapeake and Florida Public Utilities at http://www.sec.gov, the SEC’s Web site. Free copies of Chesapeake’s SEC filings are also available on Chesapeake’s Web site at investor.shareholder.com/CPK/sec.cfm and free copies of Florida Public Utilities’ SEC filings are also available on Florida Public Utilities’ Web site at www.fpuc.com/about_us/invest.asp.
Analyst and Media Webcast Information
Chesapeake and Florida Public Utilities will host a conference call and webcast for members of the investment community at 1:30 p.m. EDT.  To participate in the call, analysts are asked to dial 1-866-821-5457.

Participants in the Solicitation
Chesapeake and Florida Public Utilities and their respective directors, executive officers, other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies with respect to the proposed Merger. Information about the directors and executive officers of Florida Public Utilities is set forth in the proxy statement for Florida Public Utilities’ 2009 Annual Meeting of Stockholders, as filed with the SEC on a Schedule 14A on April 6, 2009 and Form 10-K filed with the SEC on March 20, 2009. Information about the directors and executive officers of Chesapeake is set forth in the proxy statement for Chesapeake’s 2009 Annual Meeting of Stockholders, as filed with the SEC on a Schedule 14A on March 27, 2009 and Form 10-K filed with the SEC on March 9, 2009. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Merger may be obtained by reading the registration statement, Joint Proxy Statement/Prospectus and other materials to be filed with the SEC regarding the proposed Merger when it becomes available. You may obtain free copies of these documents as described previously.
Item 8.01. Other Events.
On April 20, 2009, Chesapeake and Florida Public Utilities issued a joint press release announcing the execution of the Merger Agreement. A copy of such press release is attached hereto as Exhibit 99.1
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 2.1 — Agreement and Plan of Merger among Chesapeake Utilities Corporation, CPK Pelican, Inc., and Florida Public Utilities Company, dated April 17, 2009.*
Exhibit 99.1 — Joint Press Release of Chesapeake Utilities Corporation and Florida Public Utilities Company, dated April 20, 2009.

*	Contents of the parties’ disclosure schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Chesapeake will furnish supplementally a copy of the disclosure schedules to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation
By:	/s/ Beth W. Cooper
Beth W. Cooper
Senior Vice President and Chief Financial Officer

Date: April 20, 2009

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